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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 22, 1998


                            DEVELOPMENT PARTNERS III
                      (A Massachusetts Limited Partnership)
             (Exact name of registrant as specified in its charter)

                                  Massachusetts
                 (State or other jurisdiction of incorporation)


       0-18531                                            04-3017036
(Commission File Number)                       (IRS Employer Identification No.)


                  5110 Langdale Way, Colorado Springs, CO 80906
               (Address of principal executive offices) (Zip Code)


      (Registrant's telephone number, including area code): (719) 527-0544


                                       NA
          (Former name or former address, if changed since last report)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On May 22, 1998, Casabella Associates, a general partnership in which Development Partners III (A Massachusetts Limited Partnership) (the "Partnership") holds a majority interest, sold its only material asset, Casabella, a 154-unit multi-family rental property in Scottsdale, Arizona, pursuant to the terms of a Purchase and Sale Agreement and Escrow Instructions (the "Agreement") dated February 4, 1998, between Casabella Associates and JPR Capital LLC ("JPR"), as amended. Casabella was sold to Casabella Condominium Ventures Limited Partnership, an affiliate of JPR which is unaffiliated with the Partnership. The purchase price for Casabella was $11,700,000, subject to certain customary adjustments, and a $120,000 credit to the purchaser. Mortgage

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financing in the approximate amount of $6,750,400 was repaid at closing utilizing a portion of proceeds from the sale. The net proceeds to Casabella Associates from the sale of Casabella were approximately $4,570,300, of which the Partnership's share is approximately $2,431,380. The Partnership's interest in Casabella Associates represents its only material asset.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired.

                  Not Applicable.

         (b)      Pro Forma Financial Information.

                  Not Applicable.

         (c)      Exhibits.

         10.1 Purchase and Sale Agreement and Escrow Instructions, dated as of February 4, 1998, as amended, between Casabella Associates and JPR Capital LLC. (Previously filed as Exhibit 10(e) to the Partnership's Form 10-K for the year ended December 31, 1997.)


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

              DEVELOPMENT PARTNERS III
              (A Massachusetts Limited Partnership)

              By:      GP L'Auberge Communities, L.P.,
                       A California Limited Partnership,
                       General Partner

                       By:      L'Auberge Communities, Inc., its General Partner

                                By:        /s/ EARL C. ROBERTSON
                                           -------------------------
                                           Earl C. Robertson, Executive Vice
                                           President and Chief Financial Officer

                       Date:  June 4, 1998